UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2014

Littelfuse, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8755 West Higgins Road, Suite 500
Chicago, IL 60631

 (Address of principal executive offices)

Registrant’s telephone number, including area code:

(773) 628-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 30, 2014, Littelfuse, Inc., a Delaware corporation (the “Company”), entered into a Master Increasing Lender Supplement (the “Master Supplement”) with each of the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof (the “Lenders”) and JPMorgan Chase Bank, N.A., as agent, which Master Supplement amends the Credit Agreement, dated as of May 31, 2013, by and among the Company, the Lenders, JPMorgan Chase Bank, N.A., as agent, Bank of America, N.A., as syndication agent, Wells Fargo Bank, National Association and PNC Bank, National Association, as co-documentation agents, J.P. Morgan Securities, LLC, as sole bookrunner and joint lead arranger, and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger. The Master Supplement partially exercises the $150.0 million expansion option included in the Credit Agreement, and modifies the Credit Agreement to increase the size of the revolving credit facility in the aggregate amount of $50.0 million. As modified by the Master Supplement, the Credit Agreement provides for (i) an unsecured revolving credit facility in an amount of up to $275.0 million, (ii) an unsecured term loan credit facility in an amount of up to $100.0 million, and (iii) allows the Company, from time to time, to increase the size of the revolving credit facility and the term loan facility by up to an additional $100.0 million, in the aggregate, in each case in minimum increments of $25.0 million, subject to certain conditions and the agreement of participating Lenders. Other than the partial exercise of the $150.0 million expansion option, the Master Supplement does not materially modify the other terms or conditions of the Credit Agreement.

Unless terminated earlier, the Credit Agreement, as modified by the Master Supplement, will terminate on May 31, 2018. The credit facility, evidenced by the Credit Agreement, as modified by the Master Supplement, is available to finance certain permitted acquisitions, for working capital, for capital expenditures, to refinance certain existing indebtedness, and for general corporate purposes. The obligations of the Company under the Credit Agreement, as modified by the Master Supplement, and other ancillary loan documents are jointly and severally guaranteed by all existing and future, direct and indirect, domestic subsidiaries of the Company.

                In the ordinary course of their respective businesses, certain of the Lenders and the other parties to the Credit Agreement and their respective affiliates are, and may become in the future, customers of the Company and have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

This description of the Master Supplement does not purport to be complete and is qualified in its entirety by reference to the Master Supplement, which is filed with this Current Report as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation.

On January 30, 2014, the Company entered into the Master Supplement described in Item 1.01 above, which information is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description of Exhibit
10.1

Master Increasing Lender Supplement, dated as of January 30, 2014, among Littelfuse, Inc., as borrower, JPMorgan Chase Bank, N.A. as Agent, and each of the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTELFUSE, INC.
(Registrant)

Dated: February 4, 2014	/s/ Philip G. Franklin
Philip G. Franklin Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
10.1

Master Increasing Lender Supplement, dated as of January 30, 2014, among Littelfuse, Inc., as borrower, JPMorgan Chase Bank, N.A. as Agent, and each of the banks, financial institutions and other institutional lenders listed on the respective signature pages thereof.